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                        CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.21

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 27th day of October, 1997 (the "Effective Date"), by and between Ameritech Mobile Communications, Inc., a Delaware corporation ("Ameritech"), and SCC Communications, Corp., a Delaware corporation (the "Consultant," and with Ameritech, sometimes referred to collectively herein as the "parties" or individually as a "party").



                                   WITNESSETH

        WHEREAS, Ameritech has retained the services of Consultant in connection with Ameritech's plan to provide 911 emergency service to its cellular telephone customers to conduct an initial market survey, including among other things, a market analysis, network inventory and network design recommendations as further described in Exhibit A to this Agreement (the "Initial Market Survey") and Consultant desires to perform such services for Ameritech;



         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as FOLLOWS:



1.      APPOINTMENT OF CONSULTANT.

Ameritech hereby retains Consultant to conduct the Initial Market Survey described in Exhibit A to this Agreement for Ameritech (the "Project"). Consultant hereby accepts such appointment subject to the terms and conditions set forth herein.



2.       PERFORMANCE AND DUTIES.

         a) Consultant agrees to perform the services required hereunder in a diligent and professional manner no later than forty-five
                  (45) days from the Effective Date, provided, however, that information that is requested by Consultant in connection with the Project is provided to Consultant by Ameritech within a reasonable amount of time. Consultant further agrees to devote such time, energy and attention to the performance of such services as are reasonably necessary to complete them in the manner contemplated hereby. In addition to the foregoing, Consultant shall perform the services under this Agreement in compliance with all applicable laws, rules and regulations and further agrees to observe the business


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                  policies, procedures and security requirements of Ameritech
                  (as defined herein). While on the premises of Ameritech, Consultant will be responsible for any personal injury or property damage caused by the negligent or intentional acts of Consultant, its employees, agents or representatives.



b) Consultant acknowledges and agrees that Ameritech may, from time to time, expand the scope of services required from Consultant under this Agreement. To the extent that such changes affect the time of performance or the cost of services to be performed by Consultant, Ameritech and Consultant shall amend the provisions hereof upon mutually agreeable terms.



3.       CONSULTANT'S FEE AND INVOICING

As a Non-Recurring Engineering fee ("NRE"), Ameritech agrees to pay to
Consultant an aggregate amount of                                        , which
shall be paid within forty-five (45) days receipt of an invoice which shall be provided by Consultant to Ameritech upon the completion of the Project in a manner satisfactory to Ameritech or January 9, 1998, whichever is later. Payment of the NRE fee shall be considered payment in full for the Initial Market Survey. In the event that Ameritech requests, in its sole discretion, that Consultant provide SCP services at a later date, an additional NRE fee in the
amount of                                  will be charged by Consultant to
Ameritech for additional market survey services related to such SCP services. Ameritech shall not reimburse Consultant for travel or any other expenses incurred by Consultant.



4.       TERMINATION.

Subject to the provisions hereof, this Agreement shall commence on the Effective Date set forth above and shall terminate upon completion of the Project. Notwithstanding the foregoing, this Agreement may be terminated for cause, if one party breaches this Agreement and fails to cure such breach within ten (1 0) calendar days after delivery of written notice of such breach in which case, the injured party may then terminate this Agreement immediately upon delivery to the other party of an additional written termination notice.

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5.       STATUS OF CONSULTANT.

         a) It is expressly understood and agreed by the parties to this Agreement that Consultant is acting as an independent contractor under the Agreement and shall have no right or authority to make any contracts or commitments for or on behalf of Ameritech, to sign or endorse on behalf of Ameritech any contracts, advertisements or instruments of any nature or to enter into any obligation binding upon Ameritech.



         b) The parties further acknowledge and agree that as an independent contractor, Consultant shall not be entitled to any of the benefits, fringe or otherwise, available to Ameritech employees. In addition to the foregoing, the parties agree that no taxes will be withheld from the fees remitted to Consultant and no Internal Revenue Service Forms W2 or comparable federal, state or local tax returns shall be issued by Ameritech with respect to the arrangements contemplated by this Agreement (except for such returns and tax forms as may be required pursuant to federal, state and local tax laws applicable to consultants and independent contractors).



6.       PERSONNEL.

         a) Robert Tyler and such other person or party as Ameritech may from time to time designate in writing, shall be available to consult with and assist Consultant in the performance of the Project. Notwithstanding anything herein to the contrary, no representative from Ameritech shall exercise any control or direction over Consultant or Consultant's employees, if any, in the performance of the services required under this Agreement.



         b) Consultant agrees that Beth Ozanich shall act as Consultant's project manager with respect to the Project. Any changes to Ms. Ozanich's Project staff will be subject to the prior review of Ameritech.



7.       AFFILIATES.

         a) With respect to Ameritech, an "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Ameritech. "Affiliate" also means any successor to



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                  Ameritech, whether by change of name, dissolution, merger, consolidation, reorganization or otherwise.



         b) With respect to Consultant, an "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Consultant. "Affiliate" also means any successor to Consultant, whether by change of name, dissolution, merger, consolidation, reorganization or otherwise.

         c) With respect to an entity other than Ameritech or Consultant, an "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such entity. "Affiliate" also means any successor to such entity, whether by change of name, dissolution, merger, consolidation, reorganization or otherwise.



8.       CONFIDENTIAL INFORMATION.

         a) Any information, including but not limited to, specifications, drawings, computer programs, technical or business information or other data in whatever form (hereinafter "Information"), which is proprietary to Ameritech and furnished by Ameritech to Consultant, whether in writing, orally or visually, under or in contemplation of this Agreement or to which Consultant has access from Ameritech through its performance hereunder shall be considered confidential and shall be subject to the following:



i) Consultant shall restrict disclosure of the Information to Consultant's employees with a "need to know" (i.e., employees that require the Information to perform their responsibilities in connection with this Agreement) and shall not disclose it to any other person or entity without the prior written consent of Ameritech;

ii) Consultant shall use the Information only for purposes of performing under this Agreement;

iii) Consultant shall advise those employees who access the Information of their obligations with respect thereto;



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iv)     Consultant shall copy the Information only as necessary for those employees who are entitled to receive it and shall ensure that all confidentiality notices are reproduced in full on such copies; and

v) Unless the parties agree otherwise in writing, Consultant shall return all copies of such Information to Ameritech at Ameritech's request.



        b) Consultant recognizes and agrees that the unauthorized use or disclosure of the Information would cause irreparable harm to Ameritech for which it would have no adequate remedy at law, and that an actual or contemplated breach of this Clause shall entitle Ameritech to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights available to it. This Agreement shall be deemed confidential Information. The obligations herein contained shall expressly survive the termination or expiration of this Agreement.



        c) The Information shall not be considered confidential and shall not be subject to the foregoing if Consultant can demonstrate that the Information:



i) is or becomes available to the public through no breach of this Agreement;



ii) was previously known by Consultant without any obligation to hold it in confidence;



iii) is received from a third party free to disclose such Information without restriction;



iv) is independently developed by Consultant without the use of Ameritech's Information;

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v)       is APPROVED FOR RELEASE BY written authorization OF Ameritech, BUT ONLY
         TO THE EXTENT of such authorization;



vi) is required by law or regulation to be disclosed, but only to the extent and for purposes of such required disclosure; or



vii) IS disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Consultant first notifies Ameritech of the order or request ten (1 0) days prior to disclosure and permits Ameritech to seek an appropriate protective order.



         d) No Information furnished by Consultant to Ameritech hereunder or in contemplation hereof shall be treated as confidential by Ameritech unless specifically labeled as such by Consultant in advance of its disclosure to Ameritech. In such event, Ameritech shall safeguard and protect Consultant's confidential Information in accordance with the provisions above, except Ameritech may disclose such Information to its employees and its Affiliates with a need to know.

9.       RIGHT IN MATERIALS AND INDEMNITY.

         a) The Initial Market Survey prepared by or for Consultant in the course of performing services under this Agreement shall be promptly furnished to Ameritech upon completion of the Project. The Initial Market Survey shall be the exclusive property of Ameritech, including title to copyright in all copyrightable material (to the extent derived from employees and subcontractors of Consultant), and may be used by Ameritech in any manner whatsoever so long as such use is not in violation of this Agreement; shall be considered a "work made for hire" consistent with U.S. copyright laws; and shall be deemed and treated by Consultant as Ameritech's confidential Information as described in Section 7 of this Agreement. If any such materials were previously copyrighted by Consultant and not originally prepared hereunder, Consultant hereby grants to Ameritech an unrestricted royalty-free license to copy such materials and the rights to sublicense such materials to its Affiliates. Such materials do not include Consultant's own proprietary and confidential Information and property including but not limited to source code, databases and software systems not originally designed, created or implemented for Ameritech. Consultant warrants that all


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                  persons performing services hereunder are employees of
                  Consultant and the services performed and work product thereof have been prepared by such employees within the scope of their employment; or if not employees, Consultant has received from such persons an assignment of copyright covering all services performed hereunder. To the extent such materials shall not be considered a "work made for hire," Consultant hereby assigns all right, title, and interest in such materials to Ameritech. Consultant agrees to cooperate with Ameritech and to execute all documents reasonably necessary for the transfer, maintenance and protection of these rights for the benefit of Ameritech.



         b) Consultant agrees to indemnify, defend and hold Ameritech harmless against any claim, demand, cause of action, suit liability, damage, loss, judgment, award, cost and expense (including reasonable attorneys' fees and expenses) relating to or arising out of a claim or assertion that any materials produced or used by Consultant for Ameritech or otherwise produced or used by Consultant in performing services hereunder infringe or violate any patent, copyright or other proprietary right (including, but not limited to, misappropriation of trade secrets) of any third party. Consultant shall defend and settle at its sole expense all suits and proceedings arising out of the foregoing. No settlement which prevents Ameritech from continuing to use materials related to the services provided hereunder, shall be made without Ameritech's prior written consent.



10.      INSURANCE.

Consultant shall purchase and maintain general liability insurance as is reasonable under the circumstances to protect the Consultant and Ameritech from claims which may arise out of the Consultant's performance of services hereunder. All such insurance shall be purchased from and issued by insurance companies reasonably satisfactory to Ameritech. All such insurance shall name Ameritech as an additional named insured. Certificates of Insurance, evidencing such coverage, shall be provided to Ameritech upon request. The minimum coverage and limits to be maintained by Consultant shall be written for not less than the limits of liability specified by further agreement of the parties, or as required by law, whichever is greater.

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11.     PUBLICITY.

Consultant shall not prepare or distribute any news releases, articles, brochures, advertisements, speeches or other information releases concerning this Agreement and the activities performed hereunder without the prior written consent of Ameritech. In addition, Consultant shall not use the "Ameritech" or "Bell" name or mark (or any variation thereof) or refer to the Project, without the prior written consent of Ameritech.



12.     SUBCONTRACTING.

Consultant shall not, without the prior written consent of Ameritech, subcontract any portion of the work required to be performed under this Agreement.



13.     INDEMNIFICATION.

        a) Ameritech agrees that it will indemnify, defend and hold harmless Consultant from and against claims, liabilities, obligations, suits, judgments, damages, expenses or costs (including reasonable attorneys' fees) (collectively, "Consultant's Damages") which may be asserted against or incurred by Consultant which arise out of Ameritech's performance or failure to perform its obligations under this Agreement; provided, however, that the foregoing indemnity shall not apply to Consultant's Damages resulting from or relating to Consultant's negligence or misconduct.

        b) Consultant agrees that it will indemnify, defend and hold harmless Ameritech from and against any and all claims, liabilities, obligations, suits, judgments, damages, expenses or costs (including reasonable attorneys' fees) (collectively, "Ameritech's Damages") which may be asserted against or incurred by Ameritech and which arise out of Consultant's performance or failure to perform its obligations under this Agreement; provided, however, that the foregoing indemnity shall not apply to Ameritech's Damages resulting from or relating to Ameritech's negligence or misconduct.



14.     INCORPORATION OF EXHIBITS.

Each of the exhibits attached to this Agreement is by this reference incorporated herein and made a part of this Agreement.

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15.     HEADINGS.

The headings set forth herein are for convenience only and shall not be used in interpreting the text of the sections in which they appear.



16.     NOTICES.

Any notice or other communication required, permitted or desirable under this Agreement, shall be sufficiently given if sent by United States mail, postage prepaid, addressed as follows:



To Ameritech:               Ameritech Mobile Communications, Inc. 2000 West
                            Ameritech Center Drive Hoffman Estates, IL 60196
                            Attn: Robert Tyler Manager, Network Planning



with a copy to:

Ameritech Mobile Communications, Inc.
2000 West Ameritech Center Drive
LOC. 3H890
Hoffman Estates, IL 60196
Attn:      Legal Department



To Consultant:                   SCC Communications Corp.
                                 6285 Lookout Road
                                 Boulder, Colorado 80301
                                 Attn:     Chief Financial Officer

with a copy to:

SCC Communications Corp.
6285 Lookout Road
Boulder, Colorado 80301
Attn:      Contracts Manager

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         or such other address as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.



17.            ASSIGNMENT.

         a) Neither party shall assign any right or obligation under this Agreement without the other party's prior written consent. Any attempted assignment shall be void, except that either party may assign monies due or to become due to it, provided that
                  (a) the assigning party gives the other party at least ten
                  (10) days prior written notice of such assignment and (b) such assignment does not impose upon the other party obligations to the assignee other than the payment of such monies.



         b) Notwithstanding the foregoing, Ameritech may assign this Agreement, in whole or in part, to any of its Affiliates. Consultant may assign this Agreement, in whole or in part, to any of its Affiliates; provided, however, that Consultant may not assign this Agreement to any entity that directly or indirectly through that entity itself or one of its Affiliates provides two-way cellular voice communication services or other wireless communication or data services. Upon such permitted assignment and assumption of liability thereto by the assignee, the assignor shall be discharged of any liability under this Agreement.



18.    ENTIRE AGREEMENT.

This Agreement sets forth the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties or covenants not specifically referred to, attached to this Agreement or contained in this Agreement. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

19.    COUNTERPARTS.

This Agreement may be executed in one or more counterparts, all of which shall be considered one Agreement.



20.    GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.


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21.      BINDING EFFECT.

Except as otherwise stated herein, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors in interest and assigns.



22.   SURVIVAL.

Sections 8, 9, 11, 13 and 21 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement.



AMERITECH:

                                   CONSULTANT:



Ameritech Mobile
Communications, Inc.



SCC Communications Corp.



By:                                                By:
Its:                                               Its:
Date:                                              Date: